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EXHIBIT 23.1


                              FRANCIS & CO., CPAS




                          CERTIFIED PUBLIC ACCOUNTANTS

                                4400 Roswell Rd.
                              Bldg. 142-Suite 301
                            Marietta, Georgia 30062
                                 (770) 650-1180




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




         We hereby consent to the use of the Registration Statement on form SB-2 of our report dated June 21, 1999, relating to the financial statements of Lehigh Acres First National Bancshares, Inc., Lehigh Acres, Florida, and to the reference to our Firm under the caption "Experts" in the Prospectus.




                                             /s/ Francis & Co., CPAs
                                             FRANCIS & CO., CPAs




Atlanta, Georgia
June 22, 1999